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                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated August 6, 1999 with respect to the financial statements of Douglas Elliman Brokerage for the years ended December 31, 1998 and 1997 included in the Form 8-K/A of Insignia Financial Group, Inc.
                                                /s/ Ernst & Young LLP

New York, New York
August 30, 1999